UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2021

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor, New York, New York		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2021, W. P. Carey Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Barclays Capital Inc. as underwriters (collectively, the “Underwriters”), J.P. Morgan Securities LLC and Barclays Capital Inc. (in such capacities, the “Forward Sellers”) and JPMorgan Chase Bank, National Association and Barclays Bank PLC (in such capacities, the “Forward Purchasers”) in connection with an underwritten public offering (the “Offering”) of 4,500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price per share to the Underwriters of $77.15 (the “Purchase Price”). The Shares are offered by the Forward Sellers in connection with certain forward sale agreements described below. Pursuant to the terms of the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to an additional 675,000 shares of Common Stock at the Purchase Price, which was exercised in full on August 11, 2021.The gross proceeds to the Company from the offering are $403.65 million.

In connection with the Offering, the Company also entered into certain forward sale agreements (the “Forward Sale Agreements”) with the Forward Purchasers. In connection with such Forward Sale Agreements, the Forward Purchasers (or their affiliates) borrowed from third parties and sold to the Underwriters an aggregate of 5,175,000 shares of Common Stock that was sold in the Offering. The Company expects to physically settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of its Common Stock upon one or more such physical settlements within approximately 18 months from the date of the prospectus supplement relating to the Offering. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case, it may receive, or it may owe, cash or shares of Common Stock from or to the Forward Purchasers. The Forward Sale Agreements provide for an initial forward sale price of $77.15 per share, subject to certain adjustments pursuant to the terms of each of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Offering closed on August 12, 2021 and was made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-233159) filed with the Securities and Exchange Commission on August 9, 2019 and (ii) a final prospectus supplement relating to the Shares, dated as of August 9, 2021.

The Company intends to use the proceeds, if any, received upon the settlement of the Forward Sale Agreements (and from the sale of any shares of its Common Stock that it may sell to the Underwriters in lieu of the Forward Purchasers (or their affiliates) selling its Common Stock to the Underwriters) to fund potential future investments (including acquisitions and development and redevelopment activities), to repay certain indebtedness, including amounts outstanding under its $1.8 billion unsecured revolving credit facility, and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, as well as certain customary indemnification provisions with respect to the Company, the Underwriters, the Forward Purchasers and the Forward Sellers relating to certain losses or damages arising out of or in connection with the consummation of the Offering.

The foregoing descriptions of the Underwriting Agreement and Forward Sale Agreements do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement and the Forward Sale Agreements, copies of which are being filed as Exhibits 1.1, 1.2, 1.3, 1.4 and 1.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On August 9, 2021, the Company issued a press release announcing the launch of the Offering (the “Launch Press Release”); on August 9, 2021, the Company issued a press release announcing the pricing of the Offering (the “Pricing Press Release”); and on August 12, 2021, the Company issued a press release announcing the exercise of the Underwriters’ Option to purchase additional shares in the Offering and the closing of the Offering (the “Closing Press Release”). The foregoing descriptions of the Launch Press Release, the Pricing Press Release and the Closing Press Release are qualified in their entirety by reference to the Launch Press Release, the Pricing Press Release and the Closing Press Release, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 9, 2021, by and among W. P. Carey Inc., J.P. Morgan Securities LLC and Barclays Capital Inc.
1.2	Forward Confirmation, dated August 9, 2021, by and among W. P. Carey Inc. and J.P. Morgan Chase Bank, National Association
1.3	Forward Confirmation, dated August 9, 2021, by and among W. P. Carey Inc. and Barclays Bank PLC
1.4	Forward Confirmation, dated August 11, 2021, by and among W. P. Carey Inc. and J.P. Morgan Chase Bank, National Association
1.5	Forward Confirmation, dated August 11, 2021, by and among W. P. Carey Inc. and Barclays Bank PLC
5.1	Opinion of DLA Piper LLP (US) regarding the legality of the shares of Common Stock being issued.
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
99.1	Launch Press Release dated August 9, 2021, issued by W. P. Carey Inc.
99.2	Pricing Press Release dated August 9, 2021, issued by W. P. Carey Inc.
99.3	Closing Press Release dated August 12, 2021, issued by W. P. Carey Inc.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: August 12, 2021	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer